EXHIBIT 10-Q

Price Per Share:  $10.875     November 10, 1994        Number of Shares:  50,000


                            GUARDSMAN PRODUCTS, INC.

                                      and

                                 PAUL K. GASTON

                      NON-QUALIFIED STOCK OPTION AGREEMENT


          This Non-Qualified Stock Option Agreement ("Agreement") is made as of November 10, 1994, between GUARDSMAN PRODUCTS, INC., a Delaware corporation ("Guardsman"), and PAUL K. GASTON ("Gaston"). This Agreement is implemented to provide Gaston with an incentive to contribute to the long-term growth and success of Guardsman through stock ownership.

          Pursuant to the recommendation of the Stock Option Committee of Guardsman's Board of Directors (the "Committee") and upon action of Guardsman's Board of Directors, Guardsman hereby grants stock options to Gaston and Gaston accepts these options, subject to the terms, conditions, and provisions contained in this Agreement.

     1. Grant. Guardsman grants to Gaston an option to purchase up to 50,000 shares of Guardsman's common stock, $1 par value, at the exercise price set forth above, which is the fair market value on the date of grant. This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Term and Delayed Vesting. The right to exercise this option, in whole or in part up to a total of 50,000 shares, shall commence on December 31, 1994, and proceed as follows: 10,000 on December 31, 1994; an additional 10,000 shares on each December 31, thereafter, unless vesting terminates by reason of termination of Gaston's position as Chairman of the Board as provided in this Agreement. After vesting, either as scheduled or by reason of acceleration, the options shall remain exercisable for a period of 10 years. If an option is not exercised during the ten-year period of exercisability, the unexercised portion shall lapse.

     3. Exercise. Gaston shall exercise this option by giving Guardsman a written notice of the exercise of this option. The notice shall set forth the number of shares to be purchased, and the options shall be deemed exercised in the order of vesting. The notice shall be effective when








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received by the Secretary or Treasurer at Guardsman's main office, accompanied by full payment (as set forth below) of the option price. Guardsman will deliver to Gaston a certificate or certificates for such shares of stock; provided, however, that the time of delivery may be postponed for such period as may be required for Guardsman with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of the New York Stock Exchange and the Pacific Stock Exchange. If Gaston fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Gaston's right to exercise the option with respect to such undelivered shares shall terminate.

     4. Payment by Gaston. When exercising this stock option, Gaston shall pay Guardsman in cash or, if the Committee consents, in shares of Guardsman's common stock (including common stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The Committee, in its discretion, may permit payment of all or a portion of the exercise price in the form of a promissory note or installments, with or without security, according to terms approved by the Committee.

     5. Transferability. Without the prior written consent of Guardsman, this option is not transferable by Gaston except by will or according to the laws of descent and distribution. If any assignment, pledge, or transfer of this option shall be made or attempted, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the same, this option shall be void and of no further effect. Guardsman may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing shares issued pursuant to the exercise of this option, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

     6. Termination of Status. In the event of Gaston's death or disability all vested options may be exercised by Gaston's personal representative or other successor in interest throughout their terms, but only to the extent Gaston was entitled to exercise the options on the date of death or disability, whichever occurred first, subject to accelerated vesting as provided below. If Gaston's directorship is terminated for cause, Gaston shall have no further right to exercise the options.

     7. Accelerated Vesting. If Gaston dies or becomes disabled during the terms of the options with any unvested options, then the options which would have become exercisable during the year of death or disability shall become exercisable upon death or disability, and all other unvested options shall lapse. If substantially all of Guardsman's stock or assets are sold, all unvested outstanding options shall become immediately exercisable one day prior to such sale. If Gaston's Consulting Agreement with Guardsman dated January 1, 1994, or any extension or amendment of such agreement, is


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terminated by Guardsman without cause, then the shares which would have vested during the remaining term of any such agreement shall be immediately exercisable.

     8. Intent to Serve. Gaston hereby states that Gaston intends to continue to serve as a director and as Chairman of the Board of Guardsman during the term of his Consulting Agreement, and for an extension of two additional years with the consent of Guardsman.

     9. Corporate Changes. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in Guardsman's corporate structure or shares, the number and class of shares covered by this option and the exercise price shall be appropriately adjusted. No fractional shares shall be issued, and any fractional shares resulting from adjustments shall be eliminated, with an appropriate cash adjustment for any fractional shares eliminated.

     10. Stockholder Rights. Gaston shall have no rights as a stockholder with respect to any shares covered by this option until exercise of the option and payment for such shares.

     11. Directorship. The grant of this option shall not impose upon Guardsman or any subsidiary any obligation to retain Gaston as Chairman of the Board for any given period or upon any specific terms.

     12. Certifications. Gaston acknowledges that he has been furnished and has read the most recent Annual Report to Stockholders of Guardsman. Gaston hereby represents and warrants that Gaston is acquiring the option granted under this Agreement for Gaston's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Gaston shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Guardsman may reasonably specify to ensure compliance with federal and state securities laws.

     13. Withholding. If any aspects of this option should, under tax laws now or in the future, subject Guardsman to withholding obligations from Gaston's compensation, Guardsman shall be entitled to (a) withhold and deduct from Gaston's future compensation (or from other amounts that may be due and owing to Gaston from Guardsman or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all applicable federal, state, and local withholding and other tax requirements, if any, attributable to the options granted under this Agreement, including, without limitation, the grant, exercise, or vesting of the options; or (b) require Gaston promptly to remit the amount of such withholding to Guardsman or a subsidiary before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding common stock to be received or by delivery to Guardsman or a subsidiary of previously owned common stock of Guardsman.



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     14.  Effective Date.  This option shall be effective as of the date first set forth above.

     15. Amendment. This option shall not be modified except in a writing executed by the parties hereto.

ATTEST:                               GUARDSMAN PRODUCTS, INC.


/s/ Winthrop C. Neilson                /s/ Charles E. Bennett
Winthrop C. Neilson, Member, Stock     Charles E. Bennett, President
   Option Committee



                                      Grantee:


                                      /s/ Paul K. Gaston
                                      Paul K. Gaston


































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